UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

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AMICAS, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 24, 2006

Dear Stockholder:

We cordially invite you to attend the 2006 Annual Meeting of Stockholders of AMICAS, Inc. to be held at 10:00 a.m. on Thursday, June 8, 2006 at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts.

During the Annual Meeting, we will discuss each item of business described in the attached Proxy Statement and give a report on our business. There may also be time for questions. We hope that it will be possible for you to attend.

At the Annual Meeting, in addition to the election of directors and ratification of our appointment of an independent registered public accounting firm, we will seek stockholder approval of our new 2006 Stock Incentive Plan, providing for the issuance of 8,000,000 shares of our common stock. The 2006 Stock Incentive Plan would replace our 1996 Stock Option Plan, which expires by its terms on December 24, 2006, and our 2000 Broad-Based Stock Plan, which expires by its terms on June 13, 2010. Upon approval of the 2006 Stock Incentive Plan, the options that remain available for issuance in these two plans would no longer be available to us. As of March 31, 2006, an aggregate of 14,669,462 shares of our common stock remain available for issuance under these existing plans, of which 4,415,134 are scheduled to expire in December 2006, and the balance of which is scheduled to expire in 2010. Although we will have in the aggregate fewer shares available for issuance under our equity incentive plans following approval of the 2006 Stock Incentive Plan, we believe we will have an adequate number of shares available for issuance pursuant to stock options and other stock-based awards to ensure that we are able to attract and retain employees and personnel that are important to our success.

The matters to be considered at the Annual Meeting are listed in the following Notice of Annual Meeting and are more fully addressed in the attached Proxy Statement.

Please date, sign and return your proxy card in the enclosed envelope as soon as possible or follow the instructions on the proxy card to vote over the Internet to ensure that your shares will be represented and voted at the Annual Meeting, even if you cannot attend. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy card or voted over the Internet.

On behalf of AMICAS, thank you for your continued support and interest in our company.

Sincerely,

Stephen N. Kahane, M.D., M.S.
CEO and Chairman

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3
APPROVAL OF THE 2006 STOCK OPTION PLAN
OTHER MATTERS
EXHIBIT A

AMICAS, Inc.
20 Guest Street
Boston, Massachusetts 02135

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, June 8, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AMICAS, Inc. will be held on:

Date & Time:	Thursday, June 8, 2006 at 10:00 a.m., local time;
Location:	Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts

For the following purposes:

1.	To elect six members of the Board of Directors to hold office until the 2007 Annual Meeting of Stockholders;

2.	To ratify the appointment by the Audit Committee of the Board of Directors of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS, Inc. for the year ending December 31, 2006;

3.	To approve the 2006 Stock Incentive Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Only the holders of record of common stock of AMICAS, Inc. at the close of business on April 19, 2006 are entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. A list of stockholders as of the close of business on April 19, 2006 will be available, during ordinary business hours, for ten days prior to the meeting date for examination by any stockholder, his, her or its agent, or his, her or its attorney.

Your attention is directed to the Proxy Statement provided with this Notice.

By Order of the Board of Directors,

Stephen Hicks
Corporate Secretary

April 24, 2006
Boston, Massachusetts

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE OVER THE INTERNET IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD OWNER A PROXY IN YOUR NAME.

AMICAS, Inc.
20 Guest Street
Boston, Massachusetts 02135

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held Thursday, June 8, 2006

The 2006 Annual Meeting of Stockholders of AMICAS, Inc. (“Annual Meeting”) will be held on Thursday, June 8, 2006 at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, beginning at 10:00 a.m., local time. The enclosed form of proxy is solicited by our Board of Directors. It is anticipated that this Proxy Statement and the accompanying proxy card will first be mailed to holders of our common stock on or about April 26, 2006.

As used in this Proxy Statement, the terms “AMICAS”, the “Company”, “our” and “we” each refers to AMICAS, Inc. (formerly known as VitalWorks Inc.) and include its subsidiary, Amicas PACS, Corp. (formerly Amicas, Inc.), unless the context otherwise requires.

GENERAL INFORMATION

Why am I receiving this Proxy Statement and proxy card?

You are receiving a Proxy Statement and proxy card because you own shares of common stock in AMICAS. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make informed decisions.

When you sign the proxy card, you appoint Stephen N. Kahane, Joseph D. Hill and Stephen Hicks as your representatives at the meeting. Dr. Kahane and Messrs. Hill and Hicks will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Dr. Kahane and Messrs. Hill and Hicks will vote your shares in accordance with their best judgment.

What am I voting on?

You are being asked to:

•	elect six directors;

•	ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm; and

•	approve our 2006 Stock Incentive Plan.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Who is entitled to vote?

Only holders of record of common stock of AMICAS as of the close of business on April 19, 2006 are entitled to vote. This is referred to as the “Record Date.” Each share of common stock is entitled to one vote.

How do I vote?

You may vote by mail.  You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted “FOR” the named nominees for directors, “FOR” the ratification of the appointment of the independent registered public accounting firm and “FOR” the approval of the 2006 Stock Incentive Plan.

You may vote over the Internet.  You can access the Internet voting system at the Web address www.votestock.com. After you submit the log-in number located on your proxy card, you will be able to vote your shares through an electronic ballot.

You may vote in person at the meeting.  Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares in “street name” (through a broker or other nominee), you must request a legal proxy from your broker or other nominee in order to vote at the meeting.

How many votes do you need to hold the meeting?

Shares are counted as present at the meeting if the holder of those shares either is present and votes in person at the meeting or has properly submitted a proxy card.

As of the Record Date, 48,752,660 shares of our common stock were issued and outstanding. One-third of our outstanding shares as of the Record Date, equal to 16,250,887 shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a “quorum.”

Shares of common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists. “Broker non-votes” are shares that are held in a street name by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	sending timely written notice to our Corporate Secretary at AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135;

•	signing, and returning to us in a timely manner, another proxy with a later date; or

•	voting in person at the meeting.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in a street name, your brokerage firm may vote your shares under certain circumstances. These circumstances include certain “routine” matters, such as the election of directors.

Therefore, if you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, or leave your shares unvoted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting.

A brokerage firm cannot vote customers’ shares on “non-routine” matters, such as the approval of our 2006 Stock Incentive Plan. Therefore, if your shares are held in a street name and you do not vote your proxy, your shares will not be voted on non-routine matters and will not be counted in determining the number of shares necessary for approval. However, shares represented by such “broker non-votes” will be counted in determining whether there is a quorum.

How many votes must the nominees for election as directors receive to be elected?

The six nominees receiving the highest number of affirmative votes will each be elected as a director. This number is called a plurality.

If a nominee is unable to stand for election, the Board of Directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than six nominees.

How many votes are required to approve the ratification of the appointment of the independent registered public accounting firm?

The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote.

How many votes are required to approve the 2006 Stock Incentive Plan?

The approval of the 2006 Stock Incentive Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote.

How will votes be counted?

Election of Directors.  You may vote “FOR” or you may “WITHHOLD AUTHORITY” on voting for each nominee. A properly executed proxy marked “WITHHOLD AUTHORITY” will not be voted, although it will be counted for purposes of determining whether there is a quorum. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” each of the nominees for director. You may withhold authority to vote for a particular nominee by marking the “FOR” box and striking a line through the name of the nominee. Your shares will then be voted only for the remaining nominees.

Ratification of the Appointment of Independent Registered Public Accounting Firm.  You may vote “FOR” or “AGAINST” the ratification of the appointment of the independent registered public accounting firm, or you may “ABSTAIN” from voting on this matter. Abstentions are counted for purposes of establishing a quorum. Because ratification of the appointment of the independent registered public accounting firm requires a vote “FOR” such ratification by a majority of shares voting, abstentions and “broker non-votes” will have no effect on the outcome of voting on this matter. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” the ratification of the appointment of the independent registered public accounting firm.

Approval of the 2006 Stock Incentive Plan.  You may vote “FOR” or “AGAINST” approval of the 2006 Stock Incentive Plan, or you may “ABSTAIN” from voting on this matter. Abstentions are counted for purposes of establishing a quorum. Because approval of the 2006 Stock Incentive Plan requires a vote “FOR”

such approval by a majority of shares voting, abstentions and “broker non-votes” will have no effect on the outcome of voting on this matter. If you just sign your proxy card with no further instructions, your shares will be counted as a vote “FOR” approval of the 2006 Stock Incentive Plan.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and “broker non-votes.”

Is my vote confidential?

Only the inspector of elections and certain employees of AMICAS will have access to your proxy card. They will tabulate and certify the vote. All comments will remain confidential unless you ask that your name be disclosed.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting and will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2006. That report will be filed with the Securities and Exchange Commission, and you can obtain a copy on our website at www.amicas.com/about/investorrelations.asp, by contacting our investor relations department at (617) 779-7892, by contacting the Securities and Exchange Commission at (800) SEC-0330 for the location of the nearest public reference room, or through the Securities and Exchange Commission’s EDGAR system at www.sec.gov.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has nominated six individuals to stand for election as directors at the Annual Meeting. Five of these nominees are currently serving as directors. Each director elected at the Annual Meeting will serve until the 2007 Annual Meeting of Stockholders, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

Except as otherwise provided herein, the proxy cannot be voted for the election of a person to fill a directorship for which no nominee is named in this Proxy Statement. The Board of Directors has no reason to believe that any of the nominees for the office of director will be unavailable for election as a director. However, if at the time of the Annual Meeting any of the nominees should be unable to serve or, for good cause, will not serve, the persons named in the proxy will vote as recommended by the Board of Directors to elect substitute nominees recommended by the Board of Directors. In no event can a proxy be voted to elect more than six directors.

The following list sets forth the names of the nominees and also contains, as to each nominee, certain biographical information, a brief description of principal occupation and business experience, and certain other information. This information has been furnished by the respective individuals. Each individual’s age is as of the date of this Proxy Statement.

Phillip M. Berman, M.D., age 52, has served as a director since June 2005. Since May 2003, Dr. Berman has worked for Canyon Imaging Network PLLC as a managing member and director of Imaging Services at Carondelet Imaging Center in Tucson, Arizona. For a five month period in the second half of 2003 he served as an advisor to Algotec, Inc. From January 2001 to May 2003, Dr. Berman served in various positions, including managing director, group vice president and Vice President for Eastman Kodak Company’s Kodak Health Imaging. He was the president and general manager of AuntMinnie.com, a vertical portal for medical imaging professionals, which he founded in July 1999. Dr. Berman has served as a director on numerous

Boards including Mobility, Inc., Protein Polymer Technology Inc. and CompuMed. Dr. Berman is a cum laude graduate of both Harvard University and the Medical College of Pennsylvania. He completed his residency in radiology at UC San Diego. Dr. Berman does not serve on the board of any other public company.

Stephen J. DeNelsky, age 38, has served as a director since March 2001. Since October 2004, Mr. DeNelsky has served as general partner of Sapphire Capital Management LP, a New York based investment fund. From March 2003 until October 2004, Mr. DeNelsky worked at Copper Arch Capital, LLC as a senior research analyst. From November 2001 through March 2003, he served as the portfolio manager of Forstmann-Leff Associates, LLC. In December 2000, Mr. DeNelsky founded Sapphire Capital Management LLC, a New York-based investment fund, and he served as its managing partner until November 2001. From June 1999 until December 2000, he was a senior research analyst at Credit Suisse First Boston’s Health Care Equity Research Group, covering primarily the healthcare information technology and e-health sectors. Mr. DeNelsky does not serve on the board of any other public company.

Stephen N. Kahane, M.D., M.S., age 48, has served as our Chief Executive Officer since September 2004, as a director since March 2001, and Chairman since June 2005. Dr. Kahane also served as our President from September 2004 through March 2005 and Vice Chairman from March 2001 to May 2005. He was our Chief Strategy Officer from November 1999 until August 2004. From November 1999 until March 2001, Dr. Kahane also served as President of our E-Health unit. Dr. Kahane also trained and served on the faculty at The Johns Hopkins Medical Center. Dr. Kahane does not serve on the board of any other public company.

David B. Shepherd, age 54, has served as a director since June 2001. Since 1990, Mr. Shepherd has served as a vice president and the chief financial officer of Louis Dreyfus Property Group Inc., an international commercial property company owned by Louis Dreyfus S.A.S. Prior to joining Louis Dreyfus, from 1975 until 1990, Mr. Shepherd was a certified public accountant with the audit practice of Ernst & Young LLP. Mr. Shepherd does not serve on the board of any other public company.

John J. Sviokla, age 48, has not previously served as a director of AMICAS. Since September 1998 he has served as vice president of DiamondCluster International (formerly Diamond Technology Partners) and director of the firm’s Innovation efforts. He became a director of DiamondCluster International in August 1999 and since April 2000 has been its vice chairman. DiamondCluster International is a public company. From 1993 to 1998, he was a professor at Harvard Business School. Dr. Sviokla has been a consultant to large and small companies around the world specializing in issues related to information technology adoption, sales force productivity, knowledge management and business performance. He has authored over 100 articles, cases, videos and tele-seminars. Dr. Sviokla has a D.B.A., M.B.A. and A.B. from Harvard Business School.

Lisa W. Zappala, age 46, has served as a director since March 2004. Since July 2004, Ms. Zappala has provided business and financial consultant services for various entities. From July 1993 to December 2004, Ms. Zappala worked for Aspen Technology, a supplier of software and services to the process industries, in various capacities, including senior adviser, chief financial officer (July 1998 to July 2003), senior vice president, director of financial operations and treasurer. Prior to joining Aspen Technology, Ms. Zappala practiced public accounting for more than eleven years at Arthur Andersen & Co. as a certified public accountant. Ms. Zappala also serves on the board of directors of Beacon Power Corporation, a public company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

The Board of Directors

Meetings and Attendance.  In 2005, the Board of Directors held 12 regular meetings and acted two times by unanimous written consent. Each director that served on the Board of Directors in 2005 attended more than

75% of the Board meetings and those committees of which such director was a member. Directors are invited to attend the Annual Meeting but we have no specific policy requiring attendance by directors at such meeting.

Independent Directors.  Under applicable rules of The Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of the Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has determined that Dr. Berman, Mr. DeNelsky, Mr. Shepherd, Dr. Sviokla and Ms. Zappala are each independent directors as defined by the Nasdaq rules. The independent directors met separately seven times in 2005. In 2005, Mr. DeNelsky was, upon the recommendation of the independent directors, appointed Lead Director by the Board of Directors.

Communications.  Stockholders interested in communicating with the Board of Directors or any individual director may do so by writing to: AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135 attn: Corporate Secretary, or by email to AMCSboard@amicas.com. These communications will be forwarded to the appropriate director or directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Code of Business Conduct and Ethics.  The Board of Directors adopted a Code of Business Conduct and Ethics effective July 1, 2003 for our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) and employees. We have retained EthicsPoint, Inc. to provide an anonymous and confidential method to report Code violations or voice concerns. Based upon the nature of the complaint, EthicsPoint will generally advise at least one of our independent directors of the complaint. EthicsPoint and our general counsel are the designated contacts for any complaints or reported violations concerning the Code. This Code is available on our website at www.amicas.com/about/investorrelations.asp. Stockholders may request a free copy of the Code by writing to Investor Relations, AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. We intend to disclose any amendments to, or waivers from, our Code on our website.

Corporate Governance Guidelines.  The Board of Directors has adopted corporate governance guidelines, which, in conjunction with the certificate of incorporation, by-laws and Board committee charters, provides guidelines for the Company and the Board to ensure effective corporate governance. The Corporate Governance Guidelines are posted on our website at www.amicas.com/about/investorrelations.asp.

Committees of the Board of Directors

Audit Committee.  The Board of Directors maintains a standing Audit Committee. The Audit Committee is composed of Stephen J. DeNelsky, David B. Shepherd and Lisa W. Zappala. All Audit Committee members are independent directors as defined by the rules of The Nasdaq Stock Market and the Securities and Exchange Commission. Mr. Shepherd, the chair of the Audit Committee, Mr. DeNelsky and Ms. Zappala are audit committee financial experts as defined by the rules of the Securities and Exchange Commission. The Audit Committee held eleven meetings during 2005 and acted one time by unanimous written consent.

A copy of the Audit Committee charter is available on our website at www.amicas.com/about/investorrelations.asp. The principal functions of the Audit Committee are set forth in its charter and the report of the Audit Committee is set forth in this Proxy Statement.

Compensation Committee.  The Board of Directors maintains a standing Compensation Committee. From January 2005 until June 2005, the Compensation Committee was composed of Kenneth R. Adams, David B. Shepherd and Lisa W. Zappala. In June 2005, Dr. Berman replaced Mr. Shepherd on the Compensation Committee. The Compensation Committee is chaired by Mr. Adams. All Compensation Committee members are independent directors as defined by the rules of The Nasdaq Stock Market. The Compensation Committee held two meetings during 2005 and acted one time by unanimous written consent.

A copy of the Compensation Committee charter is available on our website at www.amicas.com/about/investorrelations.asp. The principal functions of the Compensation Committee are set forth in its charter and the report of the Compensation Committee is set forth in this Proxy Statement.

Nominating and Corporate Governance Committee.  The Board of Directors maintains a standing Nominating and Corporate Governance Committee. From January 2005 until June 2005, the Nominating and Corporate Governance Committee was composed of Kenneth R. Adams, Stephen J. DeNelsky and David B. Shepherd. In June 2005, Dr. Berman replaced Mr. Shepherd on the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is chaired by Mr. DeNelsky. All Nominating and Corporate Governance Committee members are independent directors as defined by the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee held two meetings during 2005 and acted one time by unanimous written consent.

A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.amicas.com/about/investorrelations.asp. The principal functions of the Nominating and Corporate Governance Committee are set forth in its charter and the report of the Nominating and Corporate Governance Committee is set forth in this Proxy Statement.

The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Committee and the Board.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our Nominating and Corporate Governance Committee charter. These criteria include the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as independence, business experience, diversity, and personal skills in software, other technology, finance, marketing, business, financial reporting, accounting, health care and other areas that are expected to contribute to an effective Board. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to: Nominating and Corporate Governance Committee, c/o General Counsel, AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our by-laws to directly nominate director candidates, without any action or recommendation on the part of the Committee or the Board, by following the procedures set forth under “Stockholder Proposals” on page 31 of this Proxy Statement.

At the Annual Meeting, stockholders will be asked to consider the election of John J. Sviokla, who has been nominated for election as director for the first time. Dr. Sviokla would be an independent director as defined by the rules of The Nasdaq Stock Market. Dr. Sviokla was originally proposed to the Nominating and Corporate Governance Committee by our Chief Executive Officer, Dr. Kahane. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board determined to include Dr. Sviokla among its nominees.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, executive officers and the holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports that they file. Based solely on our review of copies of filings made by reporting persons with the Securities and Exchange Commission or written representations from certain reporting persons that no Form 5 filing was required for such person, we believe that during fiscal year 2005, all filings required to be made by our reporting persons were timely made in accordance with the requirements of the Exchange Act, except as set forth below:

Director/Officer	Option Grant Date	Form 4 Filed

Lisa W. Zappala	March 1, 2005 (anniversary date grant pursuant to Directors Stock Option Plan)	March 8, 2005
Sarah Walsh*	March 1, 2005 (exercise and sale of options)	March 10, 2005
Sarah Walsh*	March 4, 2005 (exercise and sale of options)	March 10, 2005

*	Spouse of Joseph Walsh, who was a Section 16 officer of AMICAS on the date of these grants.

Compensation of Directors

Employee Directors

We do not pay directors who are also AMICAS employees any additional compensation for their services as directors.

Non-Employee Directors

Cash Payments:

Until June 10, 2005, each non-employee director was paid $4,000 per calendar quarter of service and an additional $10,000 for each year, or a pro rata portion thereof, of such director’s service as a non-employee director. Effective June 10, 2005, we agreed to combine the quarterly and annual cash payments and modified the payment schedule so that beginning September 2005, each non-employee director now receives $6,500 per calendar quarter of service, provided, however, that each non-employee director received his or her pro rata portion of the annual payment of $10,000 and quarterly payment of $4,000 through June 10, 2005.

The following table summarizes the cash compensation paid to each non-employee director for his or her service during 2005:

Non-Employee Director	2005 Dates of Service	2005 Cash Compensation

Kenneth R. Adams	1/1/05 to 12/31/05	$32,680.20
Phillip M. Berman	6/10/05 to 12/31/05	$13,000.00
Stephen J. DeNelsky	1/1/05 to 12/31/05	$32,680.20
David B. Shepherd	1/1/05 to 12/31/05	$30,077.20
Lisa W. Zappala	1/1/05 to 12/31/05	$32,844.60

Directors Stock Option Plan:

We also compensate our non-employee directors through our Directors Stock Option Plan which was adopted by our directors and approved by our stockholders in June 1998. The Directors Stock Option Plan will remain in effect regardless of whether the 2006 Stock Incentive Plan is approved.

The Directors Stock Option Plan provides to each director who is not an employee of AMICAS or its subsidiaries, at the time he or she is first appointed or elected to the Board of Directors, an option to purchase 10,000 shares of common stock. On each anniversary of such director’s service on the Board, each such non-employee director receives a grant of an option to purchase 2,500 shares of common stock pursuant to the Directors Stock Option Plan. The Directors Stock Option Plan also allows the Compensation Committee of the Board of Directors to make additional grants of options to non-employee directors from time to time; however, in practice, the Board of Directors approves, at its discretion and upon the recommendation of the Compensation Committee, additional grants of options to non-employee directors. In 2005, the Board of Directors, upon the recommendation of the Compensation Committee, approved the following additional grants to such non-employee directors: an option to purchase 4,500 shares effective as of the date of each Annual Meeting of Stockholders with an additional grant option to purchase 3,000 shares to each of the Audit Committee chair-person and Lead Director. All options granted under the Directors Stock Option Plan vest at a rate of 50% upon completion of one year of service as a director after the date of grant and 50% upon completion of the second year of service as a director after the date of grant. Generally, no option is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable only by the optionee during his or her lifetime. The exercise price of all options will be the fair market value of the shares of common stock on the trading day immediately preceding the date of grant, and the term of each option may not exceed ten years. Unless terminated sooner by the Board of Directors, the Directors Stock Option Plan will continue in effect for a period of ten years or until all options outstanding thereunder have expired or been exercised.

The following table summarizes options to purchase common stock granted to each non-employee director during 2005:

Options Granted to Non-Employee Directors in 2005 pursuant to Directors Stock Option Plan:

			Additional Options
		Additional	Granted to Lead	Total
	Options	Options	Director & Audit	Options
Director	Granted	Granted	Committee Chair	Granted

Kenneth R. Adams	2,500	4,500	—	7,000
Phillip M. Berman	10,000	—	—	10,000
Stephen J. DeNelsky, Lead Director	2,500	4,500	3,000	10,000
David B. Shepherd, Audit Committee Chair	2,500	4,500	3,000	10,000
Lisa W. Zappala	2,500	4,500	—	7,000

As of December 31, 2005, there were 271,834 shares of common stock reserved for issuance under the Directors Stock Option Plan. In addition, as of December 31, 2005, options to acquire 127,750 shares of our common stock had been granted and were outstanding pursuant to the Directors Stock Option Plan at a weighted average exercise price of $3.60 per share.

Stock Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning beneficial ownership of our outstanding common stock as of April 19, 2006 by:

•	each stockholder that we know is the beneficial owner of more than 5% of our outstanding common stock;

•	each of our directors;

•	each individual named in the Summary Compensation Table; and

•	all of our current directors and executive officers as a group.

Information with respect to “beneficial ownership” shown in the table below is based on information supplied by the respective beneficial owners. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. For purposes of calculating the percentage beneficially owned by a particular beneficial owner, the shares of common stock deemed outstanding include 48,752,660 shares outstanding as of April 19, 2006, plus all common stock issuable on exercise of options within 60 days of April 19, 2006 held by the particular beneficial owner (“Presently Exercisable Options”). Presently Exercisable Options are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, the mailing address of each beneficial owner is c/o AMICAS, Inc., 20 Guest Street, Boston, Massachusetts 02135.

	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

Wellington Management Company, LLP(1)	4,808,982	9.86%
Corsair Capital(2)	3,713,645	7.62%
William Blair & Company, L.L.C.(3)	2,944,581	6.04%
Manning & Napier Advisors, Inc.(4)	2,748,425	5.64%
Brown Brothers Harriman & Co.(5)	2,727,683	5.60%
Stephen N. Kahane(6)	1,785,854	3.66%
Kenneth R. Adams(7)	237,900	*
Stephen Hicks(8)	226,824	*
Peter A. McClennen(9)	184,666	*
Joseph D. Hill(10)	169,563	*
David B. Shepherd(11)	57,500	*
Stephen J. DeNelsky(12)	47,500	*
Stuart Long(13)	46,689	*
Lisa W. Zappala(14)	13,500	*
Phillip M. Berman(15)	5,000	*
All current directors and executive officers as a group (9 persons)(16)	2,728,307	5.60%

*	Less than one percent.

(1)	Number of shares beneficially owned based solely upon a Schedule 13G/A filed by Wellington Management Company, LLP on February 14, 2006. The address of Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(2)	Number of shares beneficially owned based solely upon a Schedule 13G/A filed jointly by Corsair Capital Partners, L.P. (“Corsair Capital”), Corsair Long Short International, Ltd. (“Corsair International”), Corsair Select, L.P. (“Corsair Select”), Corsair Capital Partners 100, L.P. (“Corsair 100”), Corsair Capital Investors, Ltd. (“Corsair Investors”), Corsair Capital Management, L.L.C. (“Corsair Management”), Jay R. Petschek (“Mr. Petschek”), Steven Major (“Mr. Major”) and Shai Gerson (“Mr. Gerson”) (collectively, the “Reporting Persons”), on February 15, 2006. According to the Schedule 13G/A: Corsair Capital beneficially owns 1,698,508 shares of common stock. Corsair International beneficially owns 27,518 shares of common stock. Corsair Select beneficially owns 1,079,790 shares of common stock. Corsair 100 beneficially owns 70,610 shares of common stock. Corsair Investors beneficially owns 213,029 shares of common stock. Corsair Management, as the investment manager of each of Corsair Capital, Corsair International, Corsair Select, Corsair 100 and Corsair Investors is deemed to beneficially own the 3,089,455 shares of common stock beneficially owned by them and an additional 478,160 shares of common stock held in separate accounts managed by it. Mr. Petschek, as a controlling person of Corsair Management, is deemed to beneficially own the 3,567,615 shares of common stock beneficially owned by Corsair Management and the beneficial owner of an additional 52,300 shares of common stock that he owns personally or through separate accounts managed by him. Mr. Major is a controlling person of Corsair Management and is deemed to beneficially own the 3,567,615 shares of common stock beneficially owned by Corsair Management and the beneficial owner of an additional 80,900 shares of common stock that he owns personally or through separate accounts managed by him. Mr. Gerson is the beneficial owner of 12,830 shares of common stock. Collectively, the Reporting Persons beneficially own 3,713,645 shares of common stock. The address for each of Corsair Capital, Corsair Select, Corsair 100,

Corsair Management, Mr. Petschek, Mr. Major and Mr. Gerson is 350 Madison Avenue, 9th Floor, New York, New York 10017. The address for each of Corsair International and Corsair Investors is c/o M&C Corporate Services Limited, P.O. Box 309, Ugland House, 113 South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies.

(3)	Number of shares beneficially owned based solely upon a Schedule 13G/A filed by William Blair & Company, L.L.C. on October 11, 2005. The address of William Blair & Company, L.L.C. is 222 W. Adams Street, Chicago, Illinois 60606.

(4)	Number of shares beneficially owned based solely upon a Schedule 13G filed by Manning & Napier Advisors, Inc. on February 10, 2006. The address of Manning & Napier Advisors, Inc. is 290 Woodcliff Drive, Fairport, New York 14450.

(5)	Number of shares beneficially owned based solely upon a Schedule 13G/A filed jointly by Brown Brothers Harriman & Co. (“Brown”), Timothy E. Hartch (“Mr. Hartch”), 1818 Masters Partners Ltd, and Richard H. Witmer (“Mr. Witmer”) on February 2, 2005. According to the Schedule 13G/A, each of Brown, Mr. Hartch, 1818 Masters Partners Ltd and Mr. Witmer beneficially owns 2,727,683 shares of common stock and each has an address of 140 Broadway, New York, New York 10005.

(6)	Includes 1,749,580 shares underlying options exercisable within 60 days of April 19, 2006.

(7)	Includes 12,250 shares underlying options exercisable within 60 days of April 19, 2006 and includes 14,000 shares held by a private corporation controlled by Mr. Adams. Excludes 200 shares held by Mr. Adams’s spouse.

(8)	Includes 214,088 shares underlying options exercisable within 60 days of April 19, 2006.

(9)	Includes 184,666 shares underlying options exercisable within 60 days of April 19, 2006.

(10)	Includes 169,165 shares underlying options exercisable within 60 days of April 19, 2006.

(11)	Includes 37,500 shares underlying options exercisable within 60 days of April 19, 2006.

(12)	Includes 37,500 shares underlying options exercisable within 60 days of April 19, 2006.

(13)	Includes 46,689 shares underlying options exercisable within 60 days of April 19, 2006.

(14)	Includes 13,500 shares underlying options exercisable within 60 days of April 19, 2006.

(15)	Includes 5,000 shares underlying options exercisable within 60 days of April 19, 2006.

(16)	Includes 2,469,938 shares underlying options exercisable within 60 days of April 19, 2006.

Executive Compensation and Related Information

The following table sets forth information regarding total compensation paid by AMICAS for services rendered by:

(i) The individual who, during 2005, served as our Chief Executive Officer;

(ii) Our three other executive officers as of December 31, 2005 whose annual salary and bonus exceeded $100,000 during 2005, as well as a former executive officer for whom disclosure would have been provided, but for the fact that the individual was no longer serving as an executive officer at the end of 2005 (collectively, the “Named Executive Officers”); and

(iii) An additional individual for whom disclosure would have been provided but for the fact that the individual was not serving as an executive officer at the end of 2005.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
				Other	Restricted	Securities
		Annual Compensation		Annual	Stock	Underlying	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)	(#)	($)(2)

Stephen N. Kahane	2005	325,000	253,000	—	—	—	6,188
CEO	2004	264,000	—	—	—	815,000	9,000
	2003	230,000	—	—	—	—	8,000

Joseph D. Hill(3)	2005	235,000	118,500	—	—	—	7,571
Sr. Vice President and CFO	2004	56,000	—	—	—	450,000	—

Peter A. McClennen(4)	2005	199,000	160,100	—	—	600,000	1,300
President & COO

Stephen Hicks	2005	205,000	49,200	—	—	—	6,486
Vice President, General Counsel	2004	195,000	—	—	—	90,000	8,000
and Corporate Secretary	2003	190,000	—	—	—	—	8,000

Stuart Long(5)	2005	168,750	—	116,227	—	50,000	—
Vice President, Sales-West	2004	150,000	—	58,494	—	—	—
	2003	23,718	—	—	—	—

Hamid Tabatabaie(6)	2005	217,000	796,000	—	—	—	—
Former CEO of Company subsidiary,	2004	217,000	796,000	—	—	500,000	—
Amicas PACS, Corp.

(1)	Does not include compensation in the form of perquisites or other personal benefits because such perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for each named officer during those years; includes commission for Mr. Long.

(2)	Represents 401(k) savings plan contributions by AMICAS.

(3)	Mr. Hill joined AMICAS on October 1, 2004.

(4)	Mr. McClennen joined AMICAS on March 28, 2005.

(5)	Mr. Long was named Vice President, Sales in January 2004. He currently serves as Vice President, Sales -West.

(6)	Mr. Tabatabaie became an executive officer of AMICAS in 2004. Pursuant to mutual agreement, his employment with AMICAS was terminated on April 30, 2005. Mr. Tabatabaie’s bonus was paid pursuant to the Employee Bonus Plan of the Agreement and Plan of Merger with AMICAS, Inc. dated November 25, 2003, as amended and pursuant to mutual agreement of Mr. Tabatabaie and AMICAS.

Option Grants in Last Fiscal Year

During 2005, the following stock option grants were made to these Named Executive Officers only:

	Number of	% of Total
	Securities	Options
	Underlying	Granted
	Options	to	Exercise Price
Name	Granted	Employees	Per Share(1)	Expiration Date	Grant Date Present Value(2)

Peter A. McClennen(3)	600,000	50.5%	$3.83	3/28/2015	$2.32
Stuart Long(4)	50,000	4.2%	$3.37	4/26/2015	$1.95

(1)	Exercise price is fair market value on date of grant based on The Nasdaq National Market closing price.

(2)	Based on the Black-Scholes pricing model. The estimated values under that model are based on arbitrary assumptions as to variables such as stock price volatility, projected future dividend yield, interest rates, and average life. The estimated values above use the following significant assumptions:

(a)	For option grants made in the first quarter of 2005, we assumed volatility of 68.90%, dividend yield of 0%, a 4 year average life of the options and a risk-free interest rate of 4.20%;

(b)	For option grants made in the second quarter of 2005, we assumed volatility of 66.90%, dividend yield of 0%, 7 and 4 year average life of the options and a risk-free interest rate of 3.90%;

The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated using a modified Black-Scholes model.

(3)	On March 28, 2005, in connection with Mr. McClennen’s employment agreement, Mr. McClennen was awarded options to purchase 600,000 shares of our common stock. The vesting schedule for these options is described below under “Employment Contracts and Change of Control Arrangements.”

(4)	Mr. Long’s options vest as follows: approximately 29% vest on the first anniversary of the date of grant and thereafter the balance vest in equal amounts quarterly over the next thirty months.

Aggregate Option Exercises in Last Fiscal Year and Year-End Option Values

Shown below is information with respect to the number of AMICAS shares acquired upon exercise of stock options and the aggregate gains realized on exercises during 2005 for the Named Executive Officers. The table also sets forth the number of shares covered by exercisable and unexercisable options held by these Named Executive Officers on December 31, 2005 and the aggregate gains that would have been realized had these options been exercised on December 31, 2005, even though these options were not exercised, and the unexercisable options could not have been exercised at that time.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at Fiscal Year		In-the-Money Options at
	Acquired on	Value	End(#)		Fiscal Year End($)(1)
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephen N. Kahane	237,200	$1,212,875	1,590,903	710,834	$3,108,612	$1,315,768
Joseph D. Hill	—	—	66,666	383,334	$77,333	$444,667
Peter A. McClennen	—	—	—	600,000	—	$678,000
Stephen Hicks	—	—	214,088	90,000	$612,252	$125,100
Stuart Long	—	—	22,059	82,941	$16,514	$110,786
Hamid Tabatabaie	—	—	—	—	—	—

(1)	The closing price of our common stock as reported by The Nasdaq National Market on December 31, 2005 was $4.96. The value is calculated on the basis of the difference between the option exercise price and $4.96, multiplied by number of the shares of common stock underlying the option.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2005:

	(a)	(b)	(c)

			Number of Securities Remaining
	Number of Securities to	Weighted-Average	Available for Future Issuance
	be Issued Upon Exercise	Exercise Price of	Under Equity Compensation
	of Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))(2)

Equity compensation plans approved by security holders(1)	2,331,647	$4.82	6,416,962
Equity compensation plans not approved by security holders(3)	4,894,755	$2.73	10,255,279

Total	7,226,402	$3.40	16,672,241

(1)	Consists of our:

•	2002 Employee Stock Purchase Plan;

•	1996 Stock Option Plan;

•	Length-of-Service Nonqualified Stock Option (“LOSSO”) Plan; and

•	Directors Stock Option Plan.

(2)	Includes 1,624,266 shares issuable under our LOSSO Plan. Effective July 1, 2002, we discontinued granting options under the LOSSO Plan. Also includes 118,428 shares issuable under our 2002 Employee Stock Purchase Plan.

(3)	Consists of our 2000 Broad-Based Stock Plan (the “2000 Plan”), for which stockholder approval was neither sought nor obtained, and which was adopted by the Board of Directors effective June 13, 2000.

Directors and employees are eligible to receive grants under the 2000 Plan, which is administered by our Compensation Committee. The Compensation Committee approves options, rights or stock grants under the 2000 Plan, including (i) the number of shares of common stock covered by such options, rights or stock grants, (ii) the dates upon which such options, rights or stock grants become exercisable (which is typically over a three-to four-year period), (iii) the exercise price of such options, rights or stock grants (which may not be less than the fair market value of a share of stock on the date the option or right is granted), and (iv) the duration of the options, rights or stock grants (which may not exceed ten years). The Compensation Committee has delegated to our Chief Executive Officer the authority to grant a limited number of options under the 2000 Plan to new and current employees, other than executive officers and certain other officers. As of December 31, 2005, our Chief Executive Officer had the authority to grant options for up to 224,000 shares. No options, rights or stock grants may be awarded under the 2000 Plan after June 13, 2010.

Employment Contracts and Change of Control Arrangements

The following are descriptions of the employment and change of control arrangements with certain Named Executive Officers.

Stephen N. Kahane, M.D., M.S.:  We entered into an employment agreement with Dr. Kahane on April 26, 2004 which employment agreement was effective as of January 1, 2004. The agreement was modified on July 26, 2004 in connection with Dr. Kahane’s promotion to CEO. The agreement is renewable annually and includes the following:

•	An annual base salary of $325,000 for 2005 and $350,000 for 2006.

•	On April 26, 2004 we granted to Dr. Kahane an option to purchase 115,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date.

•	On July 26, 2004 we granted to Dr. Kahane an option to purchase 250,000 shares of the our common stock at fair market value on the grant date that vest in twelve equal quarterly installments beginning three months from the grant date.

•	On July 26, 2004 we granted to Dr. Kahane an option to purchase 450,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date or upon a change in control (as defined in the agreement) unless they vest earlier in accordance with the following schedule. Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The Nasdaq National Market for the applicable calendar year) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 225,000 of the 450,000 option shares granted to Dr. Kahane would vest and become exercisable effective December 31, 2005 (if acceleration of all 225,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares). In 2005, the average price per share of AMICAS common stock was $4.52, and as a result, 117,000 of the 450,000 shares vested. Subject to the attainment of an average stock price of $5.00 to $6.00 per share for the calendar year 2006, a percentage (determined by straight line interpolation) of the remaining 333,000 options will vest and become exercisable effective December 31, 2006.

•	Incentive cash compensation for 2005 of up to $200,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals were met. The performance goals for 2005 were met in part, and, as a result, Dr. Kahane received a cash bonus of $123,000 on April 14, 2006.

•	Incentive cash compensation of up to $250,000 in both 2005 and 2006 subject to the attainment of certain average stock price goals (as discussed above). The 2005 stock price goals for 2005 were met in part, and, as a result, Dr. Kahane received a cash bonus of $130,000 on January 31, 2006.

•	Incentive cash compensation for 2006 up to $250,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met.

Joseph D. Hill:  We entered into an employment agreement with Mr. Hill on October 1, 2004, the term of which was scheduled to expire on December 31, 2005 but that is renewable annually and includes the following:

•	An annual base salary of $235,000 for 2005 and $250,000 for 2006.

•	On October 1, 2004 we granted to Mr. Hill an option to purchase 200,000 shares of our common stock at fair market value on the grant date that vest in twelve equal quarterly installments beginning three months from the grant date and that fully vest upon a change in control (as defined in the agreement).

•	On October 1, 2004 we granted to Mr. Hill an option to purchase 250,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date provided, however, that subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The Nasdaq National Market for the applicable calendar year) of $4.00 to

$5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 125,000 of the 250,000 option shares would vest and become exercisable effective December 31, 2005 (if acceleration of all 125,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares). In 2005, the average price per share of AMICAS common stock was $4.52, and as a result, 65,000 of the 250,000 shares vested. Subject to the attainment of an average stock price of $5.00 to $6.00 per share for the calendar year 2006, a percentage (determined by straight line interpolation) of the remaining 185,000 shares will vest and become exercisable effective December 31, 2006. Upon a change in control (as defined in the agreement) these option shares shall immediately vest.

•	On January 5, 2006 we granted to Mr. Hill an option to purchase 50,000 shares of our common stock at fair market value on the grant date. The option shares vest and become exercisable in twelve equal quarterly installments beginning three months from the grant date. Upon a change in control (as defined in the agreement), unvested options shall fully vest.

•	Incentive cash compensation for 2005 of up to $125,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals were met. The performance goals for 2005 were met in part, and, as a result, Mr. Hill received a cash bonus of $76,900 on April 14, 2006.

•	Incentive cash compensation of up to $80,000 in 2005 and up to $100,000 in 2006 subject to the attainment of certain average stock price goals (as discussed above). The stock price goals for 2005 were met in part, and, as a result, Mr. Hill received a cash bonus of $41,600 on January 31, 2006.

•	Incentive cash compensation for 2006 of up to $125,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met.

Peter A. McClennen:  We entered into an employment agreement with Mr. McClennen on March 28, 2005, the term of which was scheduled to expire on December 31, 2005 but that is renewable annually and includes the following:

•	An annual base salary of $260,000 in 2005 and $300,000 for 2006.

•	In 2005, a cash bonus of $75,000 paid thirty days after Mr. McClennen’s start date.

•	In 2005, payment of $90,000 in relocation costs.

•	On March 28, 2005 we granted to Mr. McClennen an option to purchase 300,000 shares of our common stock at fair market value on the grant date that vest as follows: (i) 100,000 vest one year from the grant date, and (ii) the balance vest in eight equal quarterly installments beginning twelve months from the grant date so that the first quarterly installment shall vest fifteen months after the date of the grant. Upon a change in control (as defined in the agreement) unvested stock options shall fully vest.

•	On March 28, 2005 we granted to Mr. McClennen an option to purchase 300,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date except as follows:

•	Subject to the attainment of an average stock price (defined as the average daily closing AMICAS stock price on The Nasdaq National Market for the applicable calendar year) of $4.00 to $5.00 per share for the calendar year 2005, a percentage (determined by straight line interpolation) of 150,000 of the 300,000 option shares will vest and become exercisable effective December 31, 2005 (if acceleration of all 150,000 shares is not earned in 2005, there will be a carry over to 2006 of any remaining unvested option shares). In 2005, the average price per share of AMICAS common stock was $4.52, and as a result, 78,000 of the 300,000 shares vested.

•	Subject to the attainment of an average stock price of $5.00 to $6.00 per share for the calendar year 2006, a percentage (determined by straight line interpolation) of the remaining 222,000 shares will vest and become exercisable effective December 31, 2006.

•	Subject to the attainment of an average stock price of $6.00 to $7.00 per share for the calendar year 2007, a further percentage (determined by straight line interpolation) of the option shares that remained unvested as of December 31, 2006 will vest and become exercisable effective December 31, 2007.

•	If there is a change in control (as defined in the agreement) all of the option shares will immediately vest in full.

•	On January 5, 2006 we granted to Mr. McClennen an option to purchase 80,000 shares of our common stock at fair market value on the grant date. The option shares shall vest and become exercisable in twelve equal quarterly installments beginning three months from option grant date. Upon a change in control (as defined in the agreement) unvested options shall fully vest.

•	Incentive cash compensation for 2005 of up to $75,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals were met. The performance goals for 2005 were met in part, and, as a result, Mr. McClennen received a cash bonus of $46,100 on April 14, 2006.

•	Incentive cash compensation of up to $75,000 in 2005 and up to $75,000 in 2006 subject to the attainment of certain average stock price goals (as discussed above). The stock price goals for 2005 were met in part and, as a result, Mr. McClennen received a cash bonus of $39,000 on January 31, 2006.

•	Incentive cash compensation for 2006 of up to $150,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met.

Stephen Hicks:  We entered into an employment agreement with Mr. Hicks on April 26, 2004, which employment agreement was effective as of January 1, 2004 that is renewable annually and includes the following:

•	An annual base salary of $205,000 for 2005 and 2006.

•	On April 26, 2004 we granted to Mr. Hicks an option to purchase 90,000 shares of our common stock at fair market value on the grant date that vest on the sixth anniversary of the grant date.

•	Incentive cash compensation for 2005 of up to $80,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals were met. The performance goals were met in part, and, as a result, Mr. Hicks received a cash bonus of $49,200 on April 14, 2006.

•	Incentive cash compensation for 2006 up to $95,000 pursuant to a program established by the Compensation Committee in the event that certain performance goals related to revenue and operating income targets are met.

The agreements with all the above Named Executive Officers provide for:

A severance payment upon the termination of employment by AMICAS without cause or for good reason (as defined in the agreements) or upon non-renewal of the employment agreement, payable in accordance with our normal payroll procedure, equal to one and one-half times the then-current annual base salary, payment of the cash bonus if we meet certain financial performance goals, and the payment of health insurance premiums for eighteen months.

A severance payment, upon termination of employment following a change in control of AMICAS, payable in accordance with our normal payroll procedure, equal to two times the then-current annual base salary and the payment of health insurance premiums for eighteen months.

An additional gross-up payment to be made to the Named Executive Officers in the event that, upon a change in control of AMICAS (as defined in the agreements), any payments to such Named Executive Officers would be subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended. The agreements automatically renew for one year terms unless prior written notice is delivered by the other party. Each agreement contains certain non-compete, non-solicit and non-disclosure provisions to protect the Company’s interests, and permit the Named Executive Officers to participate in our employee benefit programs.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee acts under a written charter first adopted and approved by the Board of Directors in 2005. A copy of the Compensation Committee charter is available on our website at www.amicas.com/about/investorrelations.asp. It is the Compensation Committee’s responsibility to:

•	establish the compensation policies applicable to the executive officers and certain other officers and determine the annual compensation, including the grant of stock awards intended to be §162(m) compliant, of each executive officer;

•	exercise all rights, authority and functions of the Board of Directors under the various stock incentive plans; and

•	perform such other duties as the Board of Directors from time to time may direct.

In performing these duties, we consider recommendations from management along with other factors.

The Compensation Committee’s Philosophy

Our philosophy on establishing executive compensation is to:

•	foster a high-performance culture that motivates and retains high-performing executives; and

•	create a comprehensive incentive compensation plan which may include a combination of stock-based and cash compensation.

In implementing this philosophy, we establish executive compensation policies based on current corporate performance, the potential for future performance gains, whether stockholder value has been or will be enhanced, and competitive market conditions for executives in similar positions at local, regional and national companies having similar revenues and number of employees. We evaluate these factors for each executive officer on an annual basis, including consideration of the contribution made by each officer over the prior fiscal year. The compensation package for officers of AMICAS includes a combination of salary, bonus and stock option grants. The stock option grants often have accelerated vesting in the event of a change in control and, at times, have a vesting acceleration based on the attainment of specified share price goals. We believe that stock-based compensation in the form of stock option grants is beneficial in aligning management’s and stockholders’ interests in the enhancement of stockholder value and present the best opportunity for us to establish executive compensation that will foster the overall development of AMICAS.

Our executive compensation provides an overall level of compensation opportunity that the Compensation Committee believes is competitive with companies in our industry of comparable size and complexity. In 2005, the Compensation Committee considered third-party survey data in setting the 2005 base salaries and bonus targets for our top executives. Our objective in setting base salaries is to provide total cash compensation at a level that is at the median range for comparable companies.

Bonus.  For 2005, we awarded our executive officers performance-based year-end bonuses as follows:

Bonuses awarded to Executive Officers for 2005

Executive Officer	Title	2005 Cash Bonus

Stephen N. Kahane	Chief Executive Officer	$253,000
Peter A. McClennen	President & Chief Operating Officer	$160,100
Joseph D. Hill	Sr. Vice President & Chief Financial Officer	$118,500
Stephen Hicks	Vice President & General Counsel	$49,200

Stock Option Grants.  Options granted to our executive officers have an exercise price equal to at least 100% of the fair market value of AMICAS common stock on the date of grant and expire not later than ten years from the date of grant. The vesting schedule for these options varies. The vesting schedule for all existing option grants to our executive officers is described above under “Employment Contracts and Change of Control Arrangements.” Option awards for our executive officers are based on the Compensation Committee’s assessment of the contributions to AMICAS of each officer and recommendations of the Chief Executive Officer for officers other than the Chief Executive Officer. The options granted to executive officers by the Compensation Committee in 2005 consisted of the following:

Options Granted to Executive Officers in 2005

					Option Grant	Options Vested
Name	Title	Grant Date	Expiration Date	Options Granted	Price	as of 12/31/2005

Stephen N. Kahane	Chief Executive Officer	—	—	—	—	—

Peter A. McClennen	President & Chief Operating Officer	3/28/2005	3/28/2015	600,000	$3.83	0

Joseph D. Hill	Sr. Vice President & Chief Financial Officer	—	—	—	—	—

Stephen Hicks	Vice President & General Counsel	—	—	—	—	—

Chief Executive Officer Compensation.  We followed the same policies described above in setting the compensation package for Dr. Stephen N. Kahane, our Chief Executive Officer in 2005. Dr. Kahane serves under an employment agreement dated April 26, 2004 as modified on June 26, 2004 in relation to his promotion to CEO and as approved by the Board of Directors. The compensation of Dr. Kahane in 2005 was determined in part under his employment agreement. Dr. Kahane’s salary in 2005 was $325,000 on an annual basis and he earned $153,000 in bonuses. Pursuant to the employment agreement, $130,000 of his bonus was determined by our share price in 2005. The remainder of his 2005 bonus, $123,000, was determined pursuant to the 2005 incentive compensation plan for our executive officers with approximately 28% of this amount based upon meeting certain revenue targets and the balance based upon meeting certain operating income targets. For 2006, the Compensation Committee recommended and the Board of Directors approved an increase in Dr. Kahane’s salary to $350,000 based upon the Compensation Committee’s assessment of Dr. Kahane’s past performance and its expectations about Dr. Kahane’s future contributions in directing the long term success of AMICAS. An incentive cash compensation plan for 2006 based upon the Company meeting certain revenue and operating income targets was included as part of this compensation package. The Compensation Committee believes this compensation package serves to focus the CEO on the attainment of a sustained rate of growth and improving operating results for the benefit of the Company and its stockholders.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Compensation Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers through option issuances under the Company’s stock incentive plans in a manner that is intended to avoid disallowance of deductions under Section 162(m). The 2006 Plan, if approved, is designed to permit option grants and performance awards that satisfy the performance-based exception of Section 162(m) and thus be deductible by the Company without regard to the otherwise applicable limits of Section 162(m). However, because our current stock incentive plans do not satisfy the requirements necessary to treat compensation attributable to stock options as qualified performance-based compensation, it is possible that such compensation may be subject to the Section 162(m) limit in future periods. In addition, the Compensation Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Compensation Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

By the Compensation Committee:
Kenneth R. Adams
Phillip M. Berman, M.D.
Lisa W. Zappala

Compensation Committee Interlocks and Insider Participation

From January 2005 until June 2005, the Compensation Committee was composed of Kenneth R. Adams, David B. Shepherd and Lisa W. Zappala. In June 2005, Dr. Berman replaced Mr. Shepherd on the Compensation Committee. None of the Compensation Committee members in 2005 have had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

None of the Company’s executive officers have served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity.

REPORT OF THE AUDIT COMMITTEE

In 2005, the Audit Committee was composed of Stephen J. DeNelsky, David B. Shepherd and Lisa W. Zappala. The Audit Committee acts under a written charter first adopted and approved by the Board of Directors in April 2001 and subsequently amended in March 2004. A copy of the Audit Committee charter is available on the Company’s website at www.amicas.com/about/investorrelations.asp. Each member of the Audit Committee is an independent director as defined by its charter and the rules of The Nasdaq Stock Market and is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

The Audit Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2005 and independently discussed those financial statements with the Company’s management and with the Company’s independent registered public accounting firm, BDO Seidman, LLP.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards; for issuing a report on those financial statements; and for auditing the effectiveness of the Company’s internal controls over financial reporting. The Company’s independent registered public accounting firm also performs timely reviews of the Company’s unaudited quarterly financial statements. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining, compensating, overseeing and, when necessary, terminating the engagement of the independent registered public accounting firm. The Audit Committee is also responsible for reviewing management’s and the independent registered public accounting firm’s reports on the Company’s internal control over financial reporting. The Audit Committee pre-approves all audit services and all other services (review, attest and non-audit) to be provided to the Company by the independent registered public accounting firm. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company’s management, internal accounting and financial personnel and the independent registered public accounting firm, the following:

•	the plan for, and the results of, each audit and review of the Company’s financial statements performed by the independent registered public accounting firm;

•	the Company’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission or sent to our stockholders;

•	management’s selection, application and disclosure of critical accounting policies;

•	changes in the Company’s accounting practices, principles, controls or methodologies;

•	the Audit Committee’s charter;

•	significant developments or changes in accounting rules applicable to the Company; and

•	the adequacy of the Company’s internal controls and accounting and financial personnel.

The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with BDO Seidman, LLP, the Company’s independent registered public accounting firm.

The Company’s independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors’ professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and their independence from the Company. The Audit Committee also considered whether the independent registered public accounting firm’s provision of the other, non-audit related services to the

Company, which are described in “Independent Registered Public Accounting Firm Fees and Other Matters” below, is compatible with maintaining such accountants’ independence.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

By the Audit Committee:
David B. Shepherd
Stephen J. DeNelsky
Lisa W. Zappala

Independent Registered Public Accounting Firm Fees and Other Matters

The following table summarizes the fees of BDO Seidman, LLP our independent registered public accounting firm, billed to us for each of the last two fiscal years:

Fee Category	2005	2004

Audit Fees(1)	$915,000	$475,000
Audit-Related Fees(2)	$8,000	$56,000
Tax Fees(3)	$27,800	$103,000
All Other Fees	—	—
Total Fees	$950,800	$634,000

(1)	Audit fees consist of fees for the audits of our financial statements and internal controls, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees”. These services relate to due diligence related to mergers and acquisitions, employee benefit audits, accounting consultations in connection with the sale of our medical division, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which relate to preparation of original and tax returns, accounted for none of the total tax fees billed in 2005 and $63,000 of the total tax fees in 2004. Tax advice and tax planning services relate to tax advice related to the sale of the Company’s medical division and employee benefit plans.

Pre-Approval Policy and Procedures

The Audit Committee’s policy on the pre-approval of services provided by the independent registered public accounting firm is set forth in its charter. A copy of the Audit Committee charter is available on the company’s website at www.amicas.com/about/investorrelations.asp. All of the services provided by BDO Seidman, LLP during the last two fiscal years were approved by the Audit Committee.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total return on our common stock with the NASDAQ National Market index (U.S. companies) and Russell 2000® index for the period from December 31, 2000 to December 31, 2005. The comparison assumes that $100 was invested on December 31, 2000 in our common stock and in each of the comparison indices, and assumes reinvestment of dividends, where applicable. The Company is a member of the Russell 2000® index along with other members of this index with similar market capitalizations. We have selected this index for comparison purposes as we do not believe we can reasonably identify an appropriate peer group index. The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
Among AMICAS, Inc., the NASDAQ Stock Market (U.S.) Index
and the Russell 2000® Index

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
AMICAS common stock	$100.00	$150.67	$102.67	$117.87	$118.67	$132.27
NASDAQ National Market index	100.00	79.08	55.95	83.35	90.64	92.73
Russell 2000® index	100.00	102.49	81.49	120.00	142.00	148.46

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the stockholders at the Annual Meeting, the Audit Committee of the Board of Directors has appointed the independent registered public accounting firm of BDO Seidman, LLP as the independent registered public accounting firm for AMICAS for the year ending December 31, 2006. BDO Seidman, LLP has been AMICAS’ independent registered public accounting firm since 1996. If the stockholders do not ratify the appointment of BDO Seidman, LLP, the Audit Committee will reconsider the matter. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR AMICAS FOR THE YEAR ENDING DECEMBER 31, 2006.

PROPOSAL 3

APPROVAL OF THE 2006 STOCK OPTION PLAN

On March 17, 2006, the Board of Directors of the Company adopted, subject to stockholder approval, the 2006 Stock Incentive Plan (the “2006 Plan”). Up to 8,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 2006 Plan.

The 2006 Plan is intended to replace (i) the Company’s 1996 Stock Option Plan (the “1996 Plan”), which expires by its terms on December 24, 2006, and (ii) the Company’s 2000 Broad-Based Stock Plan (the “2000 Plan”), which expires by its terms on June 13, 2010. As of March 31, 2006, options to purchase 1,440,184 shares of common stock were outstanding under the 1996 Plan and an additional 4,415,134 shares were reserved for future option grants under this plan. As of March 31, 2006, options to purchase 4,837,133 shares of common stock were outstanding under the 2000 Plan and an additional 9,989,994 shares were reserved for future option grants under this plan.

If the 2006 Plan is approved, all existing shares reserved for future option grants under both the 1996 Plan and 2000 Plan would terminate. If the 2006 Plan is not approved, (i) upon the expiration of the 1996 Plan on December 24, 2006, all then outstanding options would remain in effect, but no additional option grants would be made under the 1996 Plan, and (ii) upon the expiration of the 2000 Plan on June 13, 2010, all then outstanding options would remain in effect, but no additional option grants would be made under the 2000 Plan.

The Board of Directors believe that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. Accordingly, the Board of Directors believe adoption of the 2006 Plan is in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the approval of the 2006 Plan and the reservation of 8,000,000 shares of common stock for issuance thereunder.

Description of the 2006 Plan

The following is a brief summary of the 2006 Plan, a copy of which is attached as Exhibit A to this Proxy Statement. The following summary is qualified in its entirety by reference to the 2006 Plan.

Types of Awards

The 2006 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards as described below (collectively, “Awards”).

Incentive Stock Options and Nonqualified Stock Option.  Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price which may be less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2006 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash, check or in connection with a “cashless exercise” through a broker, (ii) subject to certain conditions, surrender to the Company of shares of common stock, (iii) subject to certain conditions, delivery to the Company of a promissory note, (iv) any other lawful means, or (v) any combination of these forms of payment. The Plan provides that unless such action is approved by the Company’s stockholders: (i) no outstanding option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option (other than adjustments pursuant to Section 10 of the Plan) and (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of common stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option. In addition, no option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional options in connection with any exercise of the original option.

Stock Appreciation Rights.  A Stock Appreciation Right, or SAR, is an award entitling the holder, upon exercise, to receive an amount in common stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of common stock. SARs may be granted independently or in tandem with an option.

Restricted Stock Awards.  Restricted Stock Awards entitle recipients to acquire shares of common stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award.

Restricted Stock Unit Awards.  Restricted Stock Unit Awards entitle the recipient to receive shares of common stock to be delivered at the time such shares vest pursuant to the terms and conditions established by the Board of Directors.

Other Stock-Based Awards.  Under the 2006 Plan, the Board of Directors has the right to grant other Awards based upon the common stock having such terms and conditions as the Board of Directors may determine, including the grant of shares based upon certain conditions, the grant of Awards that are valued in whole or in part by reference to, or otherwise based on, shares of common stock, and the grant of Awards entitling recipients to receive shares of common stock to be delivered in the future.

Performance Conditions.  The Compensation Committee may determine, at the time of grant, that a Restricted Stock Award, Restricted Stock Unit Award or Other Stock-Based Award granted to an officer will vest solely upon the achievement of specified performance criteria designed to qualify for deduction under Section 162(m) of the Code. Performance Awards can also provide for cash payments of up to $500,000 per calendar year per individual. The performance criteria for each such Award will be based on one or more of the following measures: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return. These performance measures may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance goals: (i) may vary by Participant (defined as each person who receives an Award under the 2006 Plan) and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Compensation Committee; and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The Company believes that disclosure of any further details concerning the performance measures for any particular year may be confidential commercial or business information, the disclosure of which would adversely affect the Company.

Transferability of Awards

Except as the Board of Directors may otherwise determine or provide in an Award, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order. During the life of the Participant, Awards are exercisable only by the Participant.

Eligibility to Receive Awards

Employees, officers, directors, consultants and advisors of the Company and its subsidiaries and of other business ventures in which the Company has a controlling interest are eligible to be granted Awards under the 2006 Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries.

The maximum number of shares with respect to which Awards may be granted to any Participant under the 2006 Plan may not exceed 2,000,000 shares per calendar year. In addition, the maximum number of shares with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 50,000.

Plan Benefits

As of April 3, 2006, approximately 255 persons were eligible to receive Awards under the 2006 Plan, including the Company’s four executive officers and five non-employee directors but excluding consultants and advisors. The granting of Awards under the 2006 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

On April 3, 2006, the last reported sale price of the Company’s common stock on The Nasdaq National Market was $4.60.

Administration

The 2006 Plan is administered by the Board of Directors. The Board of Directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2006 Plan and to interpret the provisions of the 2006 Plan. Pursuant to the terms of the 2006 Plan, the Board of Directors may delegate authority under the 2006 Plan to one or more committees or subcommittees of the Board of Directors and, in certain limited circumstances, to certain officers. The Compensation Committee charter delegates to the Compensation Committee the authority to grant options to executive officers.

Subject to any applicable limitations contained in the 2006 Plan, the Board of Directors, the Compensation Committee, or any other committee to whom the Board of Directors delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options (which may not be less than 100% of fair market value of the common stock), (iii) the duration of options (which may not exceed 10 years), and (iv) the number of shares of common stock subject to any SAR, restricted stock award, restricted stock unit award or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2006 Plan and any outstanding Awards to reflect stock splits, stock dividends, recapitalizations, spin-offs and other similar changes in capitalization. The 2006 Plan also contains provisions addressing the consequences of any Reorganization Event, which is defined as (a) any merger or consolidation of the Company with or into another entity as a result of which all of the common stock of the Company is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company. In connection with a Reorganization Event, the Board of Directors will take any one or more of the following actions as to all or any outstanding Awards on such terms as the Board determines: (i) provide that Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice, provide that all unexercised Options or other unexercised Awards will become exercisable in full and will terminate immediately prior to the consummation of such Reorganization Event unless exercised within a specified period following the date of such notice, (iii) provide that outstanding Awards will become realizable or deliverable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of common stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to an Award holder equal to (A) the Acquisition Price times the number of shares of common stock subject to the holder’s Awards (to the extent the exercise price does not exceed the Acquisition Price) minus (B) the aggregate exercise price of all the holder’s outstanding Awards, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards will convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

The Board of Directors may at any time provide that any Award will become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such Award will again be available for grant under the 2006 Plan, subject, however, in the case of incentive stock options, to any limitations under the Code.

Provisions for Foreign Participants

The Board of Directors may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the 2006 Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

Amendment or Termination

No Award may be made under the 2006 Plan after June 2016 but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2006 Plan, provided that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement will become effective until such stockholder approval is obtained.

If stockholders do not approve the adoption of the 2006 Plan, the 2006 Plan will not go into effect, and the Company will not grant any Awards under the 2006 Plan. In such event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of the Company.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 2006 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonqualified deferred compensation. The plan provides that no Award will provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A Participant will not have income upon the grant of an incentive stock option. Also, except as described below, a Participant will not have income upon exercise of an incentive stock option if the Participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the Participant exercises the option. If the Participant has not been so employed during that time, then the Participant will be taxed as described below under “Nonqualified Stock Options.” The exercise of an incentive stock option may subject the Participant to the alternative minimum tax.

A Participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the Participant sells the stock. If a Participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a Participant sells the stock prior to satisfying these waiting periods, then the Participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the Participant has held the stock for more than one year and otherwise will be short-term. If a Participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

Nonqualified Stock Options

A Participant will not have income upon the grant of a nonqualified stock option. A Participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the stock on the day the Participant exercised the option less the exercise price. Upon sale of the stock, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the Participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A Participant will not have income upon the grant of a stock appreciation right. A Participant generally will recognize compensation income upon the exercise of an SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A Participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a Participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the Participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the Participant does not make an 83(b) election, then when the stock vests the Participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the Participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A Participant will not have income upon the grant of a restricted stock unit. A Participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit vests, the Participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the Participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the Participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Award granted under the 2006 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the Participant under the Award and the Participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a Participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2006 STOCK INCENTIVE PLAN.

OTHER MATTERS

Annual Report to Stockholders

The Annual Report of AMICAS for the year ended December 31, 2005, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Annual Report on Form 10-K

Our Internet address is www.amicas.com. The information on our website is not a part of, or incorporated into, this Proxy Statement pursuant to Section 14(a) of the Exchange Act. We make available on our website, and we will provide without charge at the written request of any holder of our common stock of record as of the close of business on April 19, 2006, a copy of our annual report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. We will provide copies of the exhibits upon written request by eligible stockholders, for which we may impose a fee, limited to our reasonable expenses in providing such exhibits. Requests for copies of the exhibits to our annual report on Form 10-K should be mailed to:

AMICAS, Inc.
Attn: Investor Relations
20 Guest Street
Boston, Massachusetts 02135

No Incorporation by Reference of Committee Reports or Stock Price Performance Graph

The information in this Proxy Statement under the captions “Report of the Compensation Committee,” “Report of the Audit Committee” and “Stock Price Performance Graph” should not be deemed to have been filed with the Securities and Exchange Commission and such information shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate such information by reference.

Stockholder Proposals

Proposals to be included in the Proxy Statement.  We expect to hold our 2007 Annual Meeting of Stockholders in June 2007 and we expect to mail our Proxy Statement in connection therewith by April 2007. Accordingly, proposals of stockholders that are intended to be presented at our 2007 Annual Meeting of

Stockholders must comply with Rule 14a-8 under the Exchange Act and our by-laws. Proposals must be submitted in writing and received by the Corporate Secretary at the address above on or before December 26, 2006 in order to be considered for inclusion in the Proxy Statement and form of proxy to be distributed by the Board of Directors in connection with such meeting.

Other Proposals (not to be included in the Proxy Statement).  According to our Second Amended and Restated By-laws, a stockholder proposal may only be acted upon at an annual meeting of stockholders if the stockholder gives us notice of such proposal not less than 60 days nor more than 90 days before such annual meeting; provided, however, that if we give less than 60 days notice or prior public disclosure of the date of the annual meeting, notice by the stockholder must be given to us not later than the tenth day following the earlier of the date on which such notice of the meeting was mailed or the date on which such public disclosure was made. Accordingly, any stockholder proposals intended to be presented from the floor at our 2007 Annual Meeting of Stockholders must be submitted in writing not less than 60 days nor more than 90 days before such meeting, except as noted above, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the stockholder proposal.

Other Matters to be Brought Before the Annual Meeting

The Board of Directors knows of no other matters which may properly be and are likely to be brought before the meeting, other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

Expenses of Solicitation

AMICAS will bear the entire cost of solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement and the accompanying proxy card. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others so that they may forward such materials to such beneficial owners. AMICAS may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

Householding

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or phone number:

AMICAS, Inc.
Attn: Investor Relations
20 Guest Street
Boston, Massachusetts 02135
Telephone: (617) 779-7878

If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

By Order of the Board of Directors,

Stephen N. Kahane, M.D., M.S.
CEO and Chairman

Boston, Massachusetts
April 24, 2006

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE OR VOTE OVER THE INTERNET. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING, AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES OR VOTED OVER THE INTERNET.

EXHIBIT A

AMICAS, Inc.
2006 STOCK INCENTIVE PLAN

1.	Purpose

The purpose of this 2006 Stock Incentive Plan (the “Plan”) of AMICAS, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to receive options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3.	Administration and Delegation

(a) Administration by Board of Directors.  The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees.  To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers.  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company

(as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

4.	Stock Available for Awards

(a) Number of Shares.  Subject to adjustment under Section 10, Awards may be made under the Plan for up to eight million shares of common stock, $.001 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting the number of shares available for the grant of Awards under the Plan, (i) shares of Common Stock covered by independent SARs (as hereinafter defined), shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (ii) if any Award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (B) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and (iii) shares of Common Stock tendered to the Company by a Participant to (A) purchase shares of Common Stock upon the exercise of an Award or (B) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards under the Plan.

(b) Sub-limits.  Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit.  The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option (as hereinafter defined) in tandem with an SAR shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2)  Limit on Awards to Directors.  The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 50,000 per calendar year.

(c) Substitute Awards.  In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a), except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options

(a) General.  The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonqualified Stock Option” (“NQSO”).

(b) Incentive Stock Options.  An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a NQSO.

(c) Exercise Price.  The Board shall establish the exercise price of each Option and specify such exercise price in the applicable option agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value (as hereinafter defined) on the date the Option is granted (the “Date of Grant”).

(d) Duration of Options.  Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e) Exercise of Option.  Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company following exercise either as soon as practicable or, subject to such conditions as the Board shall specify, on a deferred basis (with the Company’s obligation to be evidenced by an instrument providing for future delivery of the deferred shares at the time or times specified by the Board).

(f) Payment Upon Exercise.  Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value as defined below, provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders: (i) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 10) and (ii) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of share of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option.

(h) No Reload Rights.  No Option granted under the Plan shall contain any provision entitling the optionee to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) Fair Market Value.  Fair Market Value of a share of Common Stock for purposes of the Plan will be determined as follows:

•	while the Company has no publicly-traded stock, the Board will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be appropriate (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Code Section 409A, except as the Board or Committee may expressly determine otherwise;

•	if the Common Stock trades on a national securities exchange, the NASDAQ National Market or the NASDAQ Capital Market, the closing sale price (for the primary trading session) on the Date of Grant; or

•	if the Common Stock does not trade on any such exchange or market, average of the closing bid and asked prices as reported by the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”) for the Date of Grant; or

•	if no such closing sale price information is available, the average of bids and asked prices that Nasdaq reports for the Date of Grant; or

•	if there are no such closing bid and asked prices, the average of the bid and asked prices as reported by any other commercial service for the Date of Grant.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date will be determined by using the closing sale price or average of the bid and asked prices, as appropriate, for the immediately preceding trading day and with the timing in the formulas above adjusted accordingly. The Board can substitute a particular time of day or other measure of “closing sale price” or “bid and asked prices” if appropriate because of exchange or market procedures or can, in its sole discretion, use weighted averages either on a daily basis or such longer period as complies with Code Section 409A.

The Board has sole discretion to determine the Fair Market Value for purposes of this Plan, and all Awards are conditioned on the Participants’ agreement that the Administrator’s determination is conclusive and binding even though others might make a different determination.

6.	Stock Appreciation Rights

(a) General.  The Board may grant Awards consisting of a Stock Appreciation Right (“SAR”) entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock. The date as of which such appreciation or other measure is determined shall be the exercise date.

(b) Grants.  Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards.  When Stock Appreciation Rights are expressly granted in tandem with Options, (i) the Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right; and (iv) the Stock Appreciation Right will be transferable only with the related Option.

(2) Independent SARs.  A Stock Appreciation Right not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Grant Price.  The grant price or exercise price of an SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant of the SAR.

(d) Term.  The term of an SAR shall not be more than 10 years from the date of grant.

(e) Exercise.  Stock Appreciation Rights may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

7.	Restricted Stock; Restricted Stock Units

(a) General.  The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock to be delivered at the time such shares of Common Stock vest (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for all Restricted Stock Awards.  The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends.  Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. If any such dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates.  The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement.  Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents.  To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

8.	Other Stock Unit Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock outright and without regard to any vesting conditions, or to receive shares of Common Stock to be delivered in the future. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock Unit Award, including any purchase price applicable thereto.

9.	Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization.  In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the sub-limits set forth in Section 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each Stock Appreciation Right, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition.  A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards.  In connection with a Reorganization Event, the Board shall take any one or more of the following actions as to all or any outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Options or other unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options or other Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Options or other Awards, in exchange for the termination of such Options or other Awards and any applicable tax withholdings, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards.  Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

10.	General Provisions Applicable to Awards

(a) Transferability of Awards.  Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation.  Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion.  Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status.  The Board shall determine the effect on an Award of the disability, death, termination of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding.  The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award.  Except as otherwise provided in Section 5, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a NQSO, provided either (i) that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant or (ii) that the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock.  The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration.  The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants.  Restricted Stock Awards and Other Stock Unit Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants. Performance Awards can also provide for cash payments of up to $500,000 per calendar year per individual.

(2) Committee.  Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures.  For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following: (a) net income, (b) earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, (c) operating profit before or after discontinued operations and/or taxes, (d) sales, (e) sales growth, (f) earnings growth, (g) cash flow or cash position, (h) gross margins, (i) stock price, (j) market share, (k) return on sales, assets, equity or investment, (l) improvement of financial ratings, (m) achievement of balance sheet or income statement objectives or (n) total shareholder return, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance measures may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments.  Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant.

(5) Other.  The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

11.	Miscellaneous

(a) No Right To Employment or Other Status.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder.  Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan.  The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the completion of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d)  Amendment of Plan.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market (“NASDAQ”) may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (iii) if the NASDAQ amends its corporate governance rules so that such rules no longer require stockholder approval of material amendments to equity compensation plans, then, from and after the effective date of such amendment to the NASDAQ rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval.

(e) Provisions for Foreign Participants.  The Board may modify Awards or Options granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance With Code Section 409A.  No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board. It is the intent of the Company that any deferral of the receipt of the payment of cash or the delivery of shares of Common Stock that the Board may permit or require, and any Award granted that is subject to Section 409A of the Code, comply with the requirements of Section 409A of the Code, provided that no guaranty is made by the Company to Participants that such Awards will so comply.

(g) Governing Law.  The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

PROXY
AMICAS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS ON THURSDAY, JUNE 8, 2006
     The undersigned hereby appoints STEPHEN N. KAHANE, JOSEPH D. HILL and STEPHEN HICKS, and each of them acting individually, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of common stock of AMICAS, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on Thursday, June 8, 2006 at 10:00 a.m., local time, at the offices of Wilmer Cutler Pickering Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, or at any adjournment thereof, upon matters described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the Annual Meeting of Stockholders or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.
(1)	To elect the six (6) nominees listed below to serve until the 2007 Annual Meeting of Stockholders:

☐	FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote for all nominees listed
01- Phillip M. Berman, M.D.
02- Stephen J. DeNelsky
03- Stephen N. Kahane, M.D., M.S.
04- David B. Shepherd
05- John J. Sviokla
06- Lisa W. Zappala
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE
THROUGH THE NOMINEE’S NAME IN THE LIST ABOVE.
(Continued, and to be signed, on the other side)

(Continued from the other side)
(2)	To ratify the appointment of BDO Seidman, LLP as independent registered public accounting firm for AMICAS, Inc. for the year ending December 31, 2006:
☐ FOR            ☐ AGAINST            ☐ ABSTAIN
(3)	To approve the 2006 Stock Incentive Plan:
☐ FOR           ☐ AGAINST            ☐ ABSTAIN
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE
PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON BOTH SIDES OF THIS PROXY.

Date , 2006

Please sign exactly as your name or names appear hereon. Where more than one owner is shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ON THURSDAY, JUNE 8, 2006. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.